SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549
                       ______________________

                              FORM 8-K/A
                          (Amendment No. 2)

                       Current Report Pursuant
                    to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

           Date of Report (Date of earliest event reported)
                            January 29, 1999


                           eSynch Corporation
        (Exact name of registrant as specified in its charter)

                               Delaware
            (State or other jurisdiction of incorporation)

                0-26790                              87-0461856
       (Commission file number)           (IRS employer identification no.)



     4600 Campus Drive, Newport Beach, CA               92660
      (Address of principal executive                (Zip code)


                            (949) 833-1220
         (Registrant's telephone number, including area code)



                            INNOVUS CORPORATION AND SUBSIDIARIES


                               INDEX TO FINANCIAL STATEMENTS


                                                                          Page

         Unaudited Pro Forma Condensed Consolidated Financial Statements F-2 Unaudited Condensed Pro Forma Consolidated Balance Sheet
          - June 30, 1998                                                 F-3
         Unaudited Condensed Pro Forma Consolidated Statements of
          Operations for the Year Ended December 31, 1997 and for
          the Six Months Ended June 30, 1998                              F-4
         Notes to Pro Forma Financial Statements                          F-5

         Intermark Corporation
          Report of Independent Certified Public Accountants              F-6
          Balance Sheet - September 30, 1997                              F-7
          Statements of Operations and Accumulated Deficit                F-8
	    Statements of Stockholders' Deficit                             F-9
          Statements of Cash Flows                                        F-10
          Notes to Financial Statements                                   F-11


          Condensed Balance Sheet - June 30, 1998 (Unaudited)             F-15

          Condensed Statements of Operations for the Three and Six
             Months Ended June 30, 1998(Unaudited)                        F-16
          Statements of Cash Flows for the Six Months Ending June
           30, 1998 and 1997 (Unaudited)                                  F-17

                            INNOVUS CORPORATION AND SUBSIDIARIES
                               UNAUDITED PRO FORMA CONDENSED
                             CONSOLIDATED FINANCIAL STATEMENTS



       On August 5, 1998, Innovus Corporation ("Innovus") completed a business combination with Intermark Corporation ("Intermark"). The following unaudited pro forma condensed consolidated balance sheet has been prepared to present the financial position of Innovus and subsidiaries as though the reorganization of Intermark into a newly-formed subsidiary of Innovus was consummated on June 30, 1998. The following unaudited pro forma condensed consolidated statements of operations have been prepared to present the losses from operations for the year ended December 31, 1997 and for the six months ended June 30, 1998 of the consolidated companies assuming the reorganization had occurred on January 1, 1997. The reorganization was accounted for as the reorganization of Intermark and the acquisition of Innovus using the purchase method of accounting, with Intermark being considered as the acquiring enterprise.

       The following financial information was derived from, and should be read in conjunction with the separate historical financial statements of Innovus included in its annual report to shareholders on Form 10-KSB and the financial statements of Intermark and the related notes to those financial statements which are included elsewhere herein. The unaudited pro forma condensed consolidated balance sheet and statements of operations have been included herein for comparative purposes only and do not purport to be indicative of the results of operations which actually would have been obtained had the reorganization occurred June 30, 1998 or January 1, 1997, or the results of operations which may be obtained in the future. In addition, future results may vary significantly from the results reflected in these pro forma financial statements.

                            INNOVUS CORPORATION AND SUBSIDIARIES
                        UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                       BALANCE SHEET
                                       JUNE 30, 1998

                                                                                  Pro Forma
                                                       Innovus    Intermark      Adjustments  Pro Forma
                                                     -----------  ---------      -----------  ---------
                                           ASSETS
       Current Assets
         Advances receivable                                  -       60,484              -      60,484
         Deferred tax asset                                   -        2,600              -       2,600
                                                     -----------  ----------     -----------  ---------
            Total Current Assets                              -       63,084              -      63,084
                                                     -----------  ----------     -----------  ---------
       Equipment                                         113,036      67,107              -     180,143
         Less accumulated depreciation                   (66,366)    (19,158)             -     (85,524)
                                                     -----------  ----------     -----------  ---------
       Other Assets, net of accumulated
        amortization                                          -       11,244              -      11,244
                                                     -----------  ----------     -----------  ---------
       Total Assets                                  $    46,670  $  122,277     $        -   $ 168,947
                                                     ===========  ==========     ===========  =========

                           LIABILITIES AND STOCKHOLDERS' DEFICIT

       Current Liabilities
         Trade accounts payable                      $   500,213  $  154,685     $        -   $ 654,898
         Accrued expenses                                  2,275      10,946              -      13,221
         Capital lease obligations                           768          -               -         768
         Preferred dividends payable                      32,682          -               -      32,682
         Employee loans payable                               -      177,885              -     177,185
         Notes payable                                   128,000     293,335              -     421,335
                                                     -----------  ----------     -----------  ---------
            Total Current Liabilities                    663,938     636,851              -   1,300,789
                                                     -----------  ----------     -----------  ---------
       Stockholders' Equity
         Preferred stock                                       4         -   (B)          79         79
                                                                             (A)          (4)
         Common stock                                     11,939      2,960  (B)      (6,887)     8,227
                                                                             (A)         215
         Additional paid-in capital                   18,690,383          -  (B) (19,312,631)  (622,459)
                                                                             (A)        (211)
         Accumulated deficit                         (19,319,594)  (517,534) (B)  19,319,594   (517,534)
                                                     -----------  ---------      -----------  ---------
            Total Stockholders' Deficit                 (617,268)  (514,574)             -   (1,431,766)
                                                     -----------  ----------     -----------  ---------
       Total Liabilities and Stockholders' Deficit   $    46,670  $ 122,277      $        -   $ 168,947
                                                     ===========  ==========     ===========  =========

       Notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements are presented on page F-5.

                            INNOVUS CORPORATION AND SUBSIDIARIES
                        UNAUDITED CONDENSED PRO FORMA CONSOLIDATED
                                  STATEMENTS OF OPERATIONS

                                                                                  Pro Forma
                                                       Innovus    Intermark      Adjustments  Pro Forma
                                                     -----------  ----------     -----------  ----------
                               FOR THE YEAR ENDED DECEMBER 31, 1997

       Sales                                         $   317,653  $  417,071 (C) $  (317,653) $  417,071
       Cost of sales                                     245,227     148,741 (C)    (245,227)    148,741
       Gross profit                                       72,426     268,330         (72,246)    268,330
       General and administrative expense              2,159,872     508,953 (C)  (1,687,119)    981,706
       Amortization of software development costs      1,918,407          -  (C)  (1,918,407)         -
                                                     -----------  ----------     -----------  ----------
       Loss from operations                           (4,005,853)   (240,623)      3,533,280    (713,376)
       Interest expense                               (1,275,855)     (5,610)(C)     996,931    (284,534)
       Loss on asset disposition                        (151,228)         -  (C)     151,228          -
       Other income                                       38,000          -               -       38,000
                                                     -----------  ----------     -----------  ----------
       Loss from Continuing Operations                (5,394,936)   (246,233)        151,228    (959,910)
       Preferred dividends                               367,730          -  (D)    (367,730)         -
                                                     -----------  ----------     -----------  ----------
       Loss from Continuing Operations Applicable
         to Common Shares                            $(5,762,666) $ (246,233)       (216,502) $ (959,910)
                                                     ===========  ==========     ===========  ==========
       Basic and Diluted Loss from Continuing
        Operations Per Common Share                  $     (0.92) $    (0.09)                 $    (0.08)
                                                     ===========  ==========                  ==========
       Weighted average number of common shares
       used in per share calculation                   6,272,769   3,000,000 (B)   3,914,646  13,187,415
                                                     ===========  ==========     ===========  ==========

                           FOR THE SIX MONTHS ENDED JUNE 30, 1998

       Sales                                         $    24,208  $   11,923 (C) $   (24,208)    (11,923)
       Cost of sales                                       1,752          -           (1,752)         -
                                                     -----------  ----------     -----------  ----------
       Gross profit                                       22,456      11,923         (22,456)     11,923
       General and administrative expense                157,584     375,019              -      532,603
                                                     -----------  ----------     -----------  ----------
       Loss from operations                             (135,128)   (363,096)        (22,456)   (520,680)
       Interest expense                                   (3,654)     (1,944)             -       (5,598)
       Interest income                                        -        6,653              -        6,653
       Other income                                        1,513          -               -        1,513
                                                     -----------  ----------     -----------  ----------
       Loss from Continuing Operations                  (137,269)   (358,387)        (22,456)   (518,112)
       Preferred dividends                               162,887          -  (D)    (162,887)         -
                                                     -----------  ----------     -----------  ----------
       Loss from Continuing Operations
        Applicable to Common Shares                  $  (300,156) $ (358,387)    $ (185,343)  $ (518,112)
                                                     ===========  ==========     ==========   ==========
       Basic and diluted loss from continuing
        operations per common share                  $     (0.03) $    (0.11)                 $    (0.04)
                                                     ===========  ==========                  ==========
       Weighted average number of common shares
        used in per share calculation                  9,060,409   3,375,000 (B)    752,006   13,187,415
                                                     ===========  ==========     ==========  ===========

       Notes to the Unaudited Condensed Pro Forma Consolidated Financial Statements are presented on page F-5.

                                    INNOVUS CORPORATION
                          NOTES TO UNAUDITED CONDENSED PRO FORMA
                             CONSOLIDATED FINANCIAL STATEMENTS


       A- Innovus Corporation ("Innovus") had 4,300 preferred shares and 11,938,746 common shares outstanding at June 30, 1998. During July 1998, preferred shareholders converted 4,300 preferred shares into 215,000 common shares. After the conversion, no preferred shares were outstanding and 12,153,746 common shares were outstanding.

       B- On August 5, 1998, Intermark Corporation ("Intermark") merged into a newly-formed subsidiary of Innovus. The Intermark security holders exchanged their equity securities for 78,706 shares of Series H preferred stock, 1,033,669 common shares and options to purchase 6,316,524 common shares. Each share of Series H preferred stock is entitled to 5621/2 votes and is convertible into 5621/2 common shares. The Intermark shareholders received 45,305,794 voting rights or 79% of the total voting rights at meetings of the Innovus shareholders as a result of the reorganization. Management of Intermark also became management of the combined company. The exchange of the Intermark equity securities for Innovus equity securities was accounted for as a reorganization of Intermark. The historical financial statements of Intermark have been restated for the effects of the reorganization in a manner similar to a stock split.

            Innovus had discontinued all of its operation, had only nominal assets and had approximately $664,000 of liabilities; therefore it was essentially a shell corporation at the date of reorganization. Inasmuch as Innovus had no business at the date of the reorganization, no business was acquired; instead, the common shares held by the Innovus shareholders were considered issued at the date of the reorganization in exchange for the net liabilities of Innovus at their historical book value.

       C- To eliminate the discontinued operations of Innovus. Innovus operated as only one segment through June 30, 1998. The operations of that segment are reflected on the pro forma statements of operations as discontinued.

       D- All prior series of preferred stock have been converted to common stock and therefore no preferred dividends will be required in the future. The Series H preferred stock does not have a stated dividend. Dividends on the Series H preferred stock are payable if and when declared by the Board of Directors. Each share of Series H preferred stock will receive dividends equal to 5621/2 times the amount of the dividends for each common share.

HANSEN, BARNETT & MAXWELL
      A Professional Corporation
     CERTIFIED PUBLIC ACCOUNTANTS

                                                   (801) 532-2200
    Member of AICPA Division of Firms            Fax (801) 532-7944
             Member of SECPS                345 East 300 South, Suite 200
Member of Summit International Associates    Salt Lake City, Utah 84111-2693



         REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders and the Board of Directors eSynch Corporation

We have audited the accompanying sheet of Intermark Corporation as of September 30, 1997 and the related statements of operations, stockholders' deficit and cash flows for the year ended September 30, 1997 and for the period from October 3, 1995 (date of inception) through September 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Intermark Corporation as of September 30, 1997, and the results of its operations and its cash flows for the year ended September 30, 1997 and for the period from October 3, 1995 (date of inception) through September 30, 1996, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred losses from operations and negative cash flows from operating activities. At September 30, 1997, the Company had negative working capital and a capital deficiency. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 to the accompanying financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                      HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
January 29, 1999

                                   INTERMARK CORPORATION
                                       BALANCE SHEET
                                     SEPTEMBER 30, 1997

                                           ASSETS

       Current Assets
         Cash and cash equivalents                                $   7,490
         Accounts receivable, net                                    25,220
         Inventory                                                    2,481
                                                                  ---------
            Total Current Assets                                     35,191
                                                                  ---------
       Property and Equipment, net                                   47,284
                                                                  ---------
       Other Assets
         Organizational costs, net                                    1,694
                                                                  ---------
       Total Assets                                               $  84,169
                                                                  =========

                            LIABILITIES AND STOCKHOLDERS' DEFICIT
       Current Liabilities
         Line of credit                                           $  22,893
         Notes payable                                               31,107
         Accounts payable - trade                                    97,273
         Accrued payroll and payroll taxes                           27,904
                                                                  ---------
            Total Current liabilities                               179,177
                                                                  ---------
       Stockholders' Deficit
         Common stock - no par value, 10,000,000 shares
          authorized, 3,000,000 shares issued and
          outstanding                                                 2,960
         Accumulated deficit                                        (97,968)
                                                                  ---------
            Total Stockholders' Deficit                             (95,008)
                                                                  ---------
       Total Liabilities and Stockholders' Deficit                $  84,169
                                                                  =========

   The accompanying notes are an integral part of these financial statements.

                                   INTERMARK CORPORATION
                                 STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1997 AND
                  FOR THE PERIOD FROM OCTOBER 3, 1995 (DATE OF INCEPTION)
                              THROUGH SEPTEMBER 30, 1996

                                                       1997         1996
                                                    ----------   ----------

       Sales                                        $  576,416   $  473,482

       Cost of sales                                   141,840      129,620
                                                    ----------   ----------
       Gross profit                                    434,576      343,862

       Selling, general and administrative             513,158      357,317
                                                    ----------   ----------
       Operating loss                                  (78,582)     (13,455)

       Interest expense                                  5,931           -
                                                    ----------   ----------
       Net Loss                                     $  (84,513)  $  (13,455)
                                                    ==========   ==========

         Basic Loss Per Share                       $    (0.03)  $    (0.01)
                                                    ==========   ==========
         Weighted Average Shares Outstanding         3,000,000    3,000,000
                                                    ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                                      INTERMARK CORPORATION
                                STATEMENTS OF STOCKHOLDERS' DEFICIT
                              FOR THE YEAR ENDED SEPTEMBER 30, 1997 AND
                      FOR THE PERIOD FROM OCTOBER 3, 1995 (DATE OF INCEPTION)
                                     THROUGH SEPTEMBER 30, 1996

                                                                       Total
                                    Common Stock                    Stockholders'
                               -----------------------  Accumulated    Equity
                                  Shares       Amount     Deficit    (Deficit)
                               -----------  ----------   ----------  ----------
  Balance - October 3, 1995             -   $       -     $      -   $       -

  Issuance for cash, October
   3, 1995, $0.00 per share      3,000,000        2,960           -        2,960

  Net loss from inception
   through September 30, 1996           -            -      (13,455)    (13,455)
                               -----------   ----------   ----------  ---------
  Balance - September 30, 1996   3,000,000        2,960     (13,455)    (10,495)

  Net loss for the year                 -            -      (84,513)    (84,513)
                               -----------   ----------   ---------   ---------
  Balance - September 30, 1997   3,000,000   $    2,960   $ (97,968)  $ (95,008)
                               ===========   ==========   =========   =========

   The accompanying notes are an integral part of these financial statements.

                                   INTERMARK CORPORATION
                                  STATEMENTS OF CASH FLOWS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1997 AND
                  FOR THE PERIOD FROM OCTOBER 3, 1995 (DATE OF INCEPTION)
                              THROUGH SEPTEMBER 30, 1996


                                                       1997         1996
                                                    ----------   ----------
       Cash Flows From Operating Activities
         Net loss                                   $  (84,513)  $  (13,455)
         Adjustments to reconcile net loss
          to net cash provided (used)by
	    operating activities:
            Depreciation and amortization                9,340        3,748
         Changes in assets and liabilities:
            Increase in accounts receivable                 -        (25,220)
            Increase in inventory                       (2,481)           -
            (Increase) decrease in deposits             40,000       (40,000)
            Increase in accounts payable                15,683        80,677
            Increase in accrued payroll and
             payroll taxes                              17,510        11,307
            Increase in organizational costs                -         (2,824)
                                                    ----------    ----------
            Net Cash Provided (Used) by Operating
             Activities                                 (4,461)       14,233
                                                    ----------    ----------
       Cash Flows From Investing Activities
         Acquisition of property and equipment         (24,481)      (34,761)
                                                    ----------    ----------
            Net Cash Used by Investing Activities      (24,481)      (34,761)
                                                    ----------    ----------
       Cash Flows From Financing Activities
         Payment of long-term debt                      (8,893)           -
         Proceeds from line of credit                   22,893            -
         Proceeds from long-term debt                   15,000        25,000
         Proceeds from issuance of common stock             -          2,960
                                                    ----------    ----------
            Net Cash Provided by Financing
             Activities                                 29,000        27,960
                                                    ----------    ----------
       Net Increase in Cash                                 58         7,432

       Cash at Beginning of Period                       7,432            -
                                                    ----------    ----------
       Cash at End of Year                          $    7,490    $    7,432
                                                    ==========    ==========
       Interest Paid                                $    3,107    $       -
                                                    ==========    ==========

    The accompanying notes are an integral part of these financial statements.

                                   INTERMARK CORPORATION
                               NOTES TO FINANCIAL STATEMENTS
                        FOR THE YEAR ENDED SEPTEMBER 30, 1997 AND
                  FOR THE PERIOD FROM OCTOBER 3, 1995 (DATE OF INCEPTION)
                              THROUGH SEPTEMBER 30, 1996

     NOTE 1-SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Business Activity - The Company was incorporated October 1995 under the laws of California. The Company derives its revenues from two sources, traditional retail sales, and turnkey sales and marketing services. The Company has completed development of an Electronic Software Distribution (ESD) solution through the internet; consequently, the Company's ability to collect amounts due from customers is affected by economic fluctuations in the computer industry.

     Inventory - Inventory is stated at lower of cost (first-in, first-out method) or market. Inventory consists of raw materials of $2,481 at September 30, 1997.

     Property and Equipment - Property and equipment are recorded at cost. Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of the assets are capitalized. Gains or losses on dispositions of assets are included in operations in year of disposal.

     Depreciation is computed on the straight-line method over the estimated useful lives of the assets.

     Intangible Assets - Intangible assets subject to amortization consist of organization costs which are being amortized on a straight-line basis over a sixty month period.

     Revenue Recognition - The Company sells software products at fixed prices for which the right to return is granted to the buyer. Accordingly, revenue is recognized when the buyer has paid for the products and the amount of future returns can be reasonably estimated. Cost of products sold is recognized at the date the sale is recognized less an estimate for sales returns. Until the sale is recognized, consigned products from publishers are not reflected in the financial statements.

     Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts in these financial statements and accompanying notes. Accordingly, actual results could differ from those estimates.

     NOTE 2-BUSINESS CONDITION

     The financial statements have been prepared on the basis of the Company Company continuing as a going concern. The Company has incurred losses from operations and negative cash flows from operating activities and has accumulated a deficit at September 30, 1997 in the amount of $95,008. These conditions raise substantial doubt regarding the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the revoverability and classification of recorded assets or amounts and classifications of liabilities that might be necessary should the Company be unable to continue. On August 5, 1998, as discussed in Note 9, the Company entered into an Agreement and Plan of Share Exchange with Innovus Corporation (now eSynch Corporation). There is no assurance the reorganization with Innovus will result in profitable operations, obtaining sufficient financing, or the ability to continue as a going concern.

     NOTE 3-PROPERTY AND EQUIPMENT

     Property and equipment are summarized below:

                                              Estimated
                                             Useful Life  Amounts
                                             ----------  --------
                Furniture and fixtures         7 years   $  3,933
                Computer equipment             5 years     44,237
                Office equipment           5 - 7 years     11,072
                                                           59,242
                                                         --------
                Less: Accumulated amortization            (11,958)
                                                         --------
                                                         $ 47,284
                                                         ========

     Depreciation expense was $8,775 and $3,183 for the year ended September 30, 1997 and the period ending September 30, 1996, respectively.

     NOTE 4-ORGANIZATIONAL COSTS

                    Organizational costs                 $  2,824
                    Less accumulated amortization          (1,130)
                                                         --------
                                                         $  1,694
                                                         ========

     Amortization expense was $565 and $565 for the year ended September 30, 1997 and the period ended September 30, 1996, respectively.

     NOTE 5-SHORT TERM - LINE OF CREDIT

     In September 1997, the Company established a line of credit payable with a bank. It is due September 8, 1998, with a limit of $25,000. The loan is secured by all assets of the Company, and bears interest at 3% over prime rate (12% at September 30, 1997). The balance outstanding, including accrued interest, at September 30, 1997 was $22,893.

     NOTE 6-NOTES PAYABLE - INDIVIDUALS

                                                                   1997
                                                                ---------
          Note payable, due March 1998, including
          interest at 10%, secured by the rights to games
          and license.                                          $  17,630

          Note payable, due January 1998, including
          interest at 10%, secured by equipment.                   13,477
                                                                ---------
                                                                $  31,107
                                                                =========

     NOTE 7-OPERATING LEASES

     Facilities - The Company maintains its office space under a two-year noncancellable operating lease which expired May 31, 1998. In July 1998, the Company exercised their option to renew the lease through May 31, 2000 at $4,700 per month.

     The following is a schedule of future minimum lease payments required under the lease as of September 30, 1997:

           Year Ending
           September 30,                      Amounts
           -------------                     ---------
              1998                           $  37,600
                                    						   ---------
                                             $  37,600
                                             =========

     Rent expense was $46,880 and $20,960 for the year ended September 30, 1997 and the period ended September 30, 1996, respectively.

     NOTE 8-CONTINGENCIES

     The Company is a defendant in various lawsuits, all in the ordinary course of business. Outside counsel for the Company has advised that at this stage they cannot offer an opinion as to their probable outcome. In the opinion of management, the ultimate liabilities, if any, resulting from these claims will not have a material adverse effect on the business or financial position of the Company.

     NOTE 9-SUBSEQUENT EVENTS

     Reorganization - Intermark Corporation entered into an Agreement and Plan of Share Exchange (the "Agreement") with Innovus Corporation (now eSynch Corporation) which was consummated on August 5, 1998. Under terms of the Agreement, the shareholders of Intermark exchanged all of their common stock of Intermark for 103,367 shares of common stock and 78,706 shares of Series H preferred stock and Intermark was reorganized into a newly-formed subsidiary of Innovus.

     SoftKat Acquisition - On November 17, 1998, eSynch Corporation acquired SoftKat, Inc. in exchange for the issuance of 720,000 common shares, and 600,000 redeemable, convertible preferred shares.

                                   INTERMARK CORPORATION
                                  CONDENSED BALANCE SHEET
                                        (Unaudited)

                                                                June 30,
                                                                  1998
                                                                ---------
                                           ASSETS

       Current Assets
         Advances receivable                                    $  60,484
         Deferred tax asset                                         2,600
                                                                ---------
            Total Current Assets                                   63,084
                                                                ---------
       Property and Equipment, Net                                 47,949

       Other Assets, Net of Accumulated Amortization               11,244
                                                                ---------
       Total Assets                                             $ 122,277
                                                                =========

                           LIABILITIES AND STOCKHOLDERS' DEFICIT

       Current Liabilities
         Accounts payable                                       $ 154,685
         Accrued liabilities                                       10,946
           Employee loans payable                                 177,855
         Notes payable                                            293,335
                                                                ---------
            Total Current Liabilities                             576,851
                                                                ---------
       Stockholders' deficit
         Common stock - 10,000,000 shares authorized;
           3,000,000 shares issued and outstanding                  2,960
         Accumulated deficit                                     (517,534)
                                                                ---------
            Total Stockholders' Deficit                          (514,574)
                                                                ---------
       Total Liabilities and Stockholders' Deficit              $ 122,277
                                                                =========

                                   INTERMARK CORPORATION
                             CONDENSED STATEMENTS OF OPERATIONS
                                        (Unaudited)

                                           For the Three Months    For the Six Months
                                             Ended June 30,           Ended June 30,
                                          ----------------------  ----------------------
                                             1998        1997        1998        1997
                                          ----------  ----------  ----------  ----------
       Net Sales                          $    7,419  $  156,741  $   11,923  $  191,155
                                          ----------  ----------  ----------  ----------
       Costs and Operating Expenses
         Costs of products and services
          sold                                    -       76,870          -       74,578
         General and administrative          213,274     100,884     375,019     207,698
                                          ----------  ----------  ----------  ----------
       Total Costs and Operating
        Expenses                             213,274     177,754     375,019     282,276
                                          ----------  ----------  ----------  ----------
       Operating Income (Loss)              (205,855)    (21,013)   (363,096)    (91,121)
                                          ----------  ----------  ----------  ----------
       Other Income (Expense)
         Interest income                         884         401       6,653         801
         Interest expense                     (3,566)         -       (1,944)         -
                                          ----------  ----------  ----------  ----------
       Other Income (Expense), Net            (2,682)        401       4,709         801
                                          ----------  ----------  ----------  ----------
       Net Income (Loss)                    (208,537)    (20,612)   (358,387)    (90,320)
                                          ----------  ----------  ----------  ----------
       Basic and Diluted Earnings
         (Loss) Per Share                 $    (0.07) $           $    (0.11) $
                                          ==========  ==========  ==========  ==========
       Weighted number of shares of
        common stock used in per share
        calculation                        3,375,000               3,375,000
                                          ==========  ==========  ==========  ==========

                                   INTERMARK CORPORATION
                             CONDENSED STATEMENTS OF CASH FLOWS
                                        (Unaudited)

                                                          For the Six Months
                                                            Ended June 30,
                                                        ---------------------
                                                           1998       1997
                                                        ----------  ---------
       Cash Flows From Operating Activities
         Net income (loss)                              $ (358,387) $ (90,370)
         Adjustments to reconcile net loss to net cash
            used in operating activities:
            Depreciation and amortization                    5,100      5,502
            Changes in assets and liabilities:
               Accounts receivable                          54,767    107,263
               Employee advances                           (54,984)    26,495
             Other assets                                  (10,000)     1,629
               Accounts payable                              23,152    51,580
               Accrued expenses                               (967)        89
               Income taxes payable                             -         800
                                                        ----------  ---------
            Net Cash Provided by (Used in) Operating
             Activities                                   (341,319)      (122)
                                                        ----------  ---------
       Cash Flows From Investing Activities
         Acquisition of property and equipment                (365)   (14,826)
                                                        ----------  ---------
            Net Cash Used in Investing Activities             (365)   (14,826)
                                                        ----------  ---------
       Cash Flows From Financing Activities
         Proceeds from long-term debt                      227,444     10,174
         Proceeds from loans from employees                114,240      3,171
                                                        ----------  ---------
            Net Cash Provided by Financing Activities      341,684     13,345
                                                        ----------  ---------
       Net Decrease in Cash                                     -      (1,603)

       Cash at Beginning of Period                              -       1,603
                                                        ----------  ---------
       Cash and at End of Period                        $       -   $      -
                                                        ==========  =========